            [Letterhead of Simpson Thacher & Bartlett appears here]

                                                                       EXHIBIT 5

                                                               February 12, 1999

Heidrick & Struggles International, Inc.
233 South Wacker Drive - Suite 4200
Chicago, Illinois 60606-6303

Ladies and Gentlemen:

        We have acted as counsel to Heidrick & Struggles International, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company to the shareholders of Heidrick & Struggles, Inc. of shares of the Company's Common Stock, par value $.01 per share (the "Shares"), pursuant to the Merger Agreement described in the Registration Statement (the "Merger Agreement").

        We have examined the Registration Statement and a form of the share certificate, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, or such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this

Heidrick & Struggles                   2                      February 12, 1999
International, Inc.

opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (1) when the Board of Directors and the stockholders of the Company have taken all necessary corporate action to authorize and approve the issuance of the Shares, and (2) when the Shares have been issued in the Merger in accordance with the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

        We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                        Very truly yours,


                                        /s/ SIMPSON THACHER & BARTLETT